UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2017

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On June 16, 2017, Independence Holding Company issued a news release reporting its 2017 first-quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1  News Release of Independence Holding Company dated June 16, 2017: Independence Holding Company Announces First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	June 16, 2017

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2017 FIRST-QUARTER RESULTS

Stamford, Connecticut, June 16, 2017. Independence Holding Company (NYSE: IHC) today reported 2017 first-quarter results.

Financial Results

Income from continuing operations decreased to $.29 per share, diluted, or $5,009,000, for the three months ended March 31, 2017 compared to $.33 per share, diluted, or $5,896,000, for the three months ended March 31, 2016.

On March 31, 2016, IHC completed the sale of IHC Risk Solutions LLC (“Risk Solutions”), exited the medical stop-loss business and realized an after tax gain of approximately $99,793,000, net of noncontrolling interest.  In addition, under the purchase and sale agreement, all of IHC’s in-force medical stop-loss business produced by Risk Solutions was 100% co-insured as of January 1, 2016 and will be run out in 2017 as evidenced by the decrease in income from the stop-loss segment in the first quarter of 2017.  Net income attributable to IHC of $4,936,000, or $.29 per share diluted, for the three months ended March 31, 2017 decreased from $106,010,000, or $6.08 per share diluted, in the same period of 2016 primarily due to the gain on sale of Risk Solutions.

The Company reported revenues of $71,840,000 for the three months ended March 31, 2017 compared to revenues for the three months ended March 31, 2016 of $75,895,000.  Revenues decreased primarily due to a reduction in premiums from the 100% co-insurance of the Company’s stop-loss business produced by Risk Solutions.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with our first quarter results, particularly when considering that the first quarter of 2016 included $7.0 million more in earnings from the medical stop-loss segment than did the comparable quarter in 2017, which was largely offset by increased earnings from the specialty health segment, an increase in corporate investment income on the proceeds from the sale of Risk Solutions, and cost cutting and certain other expense reductions. As a result of the sale of Risk Solutions and exiting the medical stop-loss segment, we have an abundance of capital. We have redeployed a relatively small amount of this capital to improve our specialty health infrastructure, acquire equity stakes in several companies that distribute our products as well as PetPartners, Inc., a pet insurance administrator. We have also become an attractive developer of specialty health products for other insurance companies, and two of the largest health insurers in the United States are now distributing a significant amount of our products. For all these reasons, we believe that we will write significantly more premiums in this segment in 2018.  We believe we are very well positioned regardless of the outcome of the ongoing debate over health insurance.”

Mr. Thung continued, “As recently announced, we have commenced a tender offer to purchase up to 2,000,000 shares of our common stock at a price per share of $20.00, which ends on June 26, 2017, unless extended, and  separately bought back 724,769 shares in the first quarter of 2017 at a cost of $14.4 million. Our parent company’s balance sheet is very strong, we have no debt, and we still have over $160 million in cash and undeployed capital prior to giving effect to the tender offer.  Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately five years. Our book value increased to $26.24 per share at March 31, 2017 from $25.53 per share at December 31, 2016.”

“THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF INDEPENDENCE HOLDING COMPANY COMMON STOCK. THE TENDER OFFER FOR SHARES OF INDEPENDENCE HOLDING COMPANY COMMON STOCK DESCRIBED IN THIS PRESS RELEASE IS BEING MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT IHC DISTRIBUTED TO ITS STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MAY 26, 2017. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT IHC FILED WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY CALLING D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE TENDER OFFER, AT (212) 269-5550 (FOR BANKS AND BROKERS) OR (800) 967-7574 (FOR ALL OTHERS). STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.”

About The IHC Group

Independence Holding Company (NYSE:IHC) is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries since 1980.  The IHC Group owns three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company), and IHC Specialty Benefits, Inc., a technology-driven insurance sales and marketing company that creates value for insurance producers, carriers and consumers (both individuals and small businesses) through a suite of proprietary tools and products (including ACA plans and small group medical stop-loss).  All products are placed with highly rated carriers.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

March 31, 2017

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2017	2016
REVENUES:
Premiums earned	$62,941	$62,562
Net investment income	3,911	4,436
Fee income	3,225	5,079
Other income	1,591	3,258
Net realized investment gains	172	560
	71,840	75,895

EXPENSES:
Insurance benefits, claims and reserves	32,211	30,743
Selling, general and administrative expenses	32,082	35,227
Interest expense on debt	-	453

	64,293	66,423

Income from continuing operations before income taxes	7,547	9,472
Income taxes	2,538	3,576

Income from continuing operations, net of tax	5,009	5,896

Discontinued operations
Income from discontinued operations, before income taxes	-	117,636
Income taxes on discontinued operations	-	7,866
Income from discontinued operations, net of tax	-	109,770

Net income	5,009	115,666
Less: Income from noncontrolling interests in subsidiaries	(73)	(9,656)

NET INCOME ATTRIBUTABLE TO IHC	$4,936	$106,010

Basic income per common share
Income from continuing operations	$.30	$.34
Income from discontinued operations	-	5.81
Basic income per common share	$.30	$6.15

WEIGHTED AVERAGE SHARES OUTSTANDING	16,701	17,243

Diluted income per common share
Income from continuing operations	$.29	$.33
Income from discontinued operations	-	5.75
Diluted income per common share	$.29	$6.08

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	16,978	17,449

As of June 15, 2017, there were 16,377,756 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	March 31,	December 31,
	2017	2016

ASSETS:
Investments:
Short-term investments	$804	$6,912
Securities purchased under agreements to resell	18,221	28,962
Trading securities	567	592
Fixed maturities, available-for-sale	415,712	449,487
Equity securities, available-for-sale	5,360	5,333
Other investments	23,060	23,534
Total investments	463,724	514,820

Cash and cash equivalents	51,160	22,010
Due and unpaid premiums	25,422	42,896
Due from reinsurers	409,806	440,285
Premium and claim funds	8,735	17,952
Goodwill	50,691	41,573
Other assets	55,728	54,928

TOTAL ASSETS	$1,065,266	$1,134,464

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$182,292	$219,113
Future policy benefits	219,105	219,450
Funds on deposit	146,723	145,749
Unearned premiums	10,663	9,786
Other policyholders' funds	9,781	9,769
Due to reinsurers	10,789	35,796
Accounts payable, accruals and other liabilities	51,420	55,477
Liabilities attributable to discontinued operations	38	68

TOTAL LIABILITIES	630,811	695,208

Commitments and contingencies
Redeemable noncontrolling interest	2,008	-

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,620	18,620
Paid-in capital	126,534	126,468
Accumulated other comprehensive loss	(4,443)	(6,964)
Treasury stock, at cost	(31,885)	(17,483)
Retained earnings	320,854	315,918

TOTAL IHC STOCKHOLDERS’ EQUITY	429,680	436,559
NONCONTROLLING INTERESTS IN SUBSIDIARIES	2,767	2,697

TOTAL EQUITY	432,447	439,256

TOTAL LIABILITIES AND EQUITY	$1,065,266	$1,134,464